                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Akamai Technologies, Inc., which appears in Akamai Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                           /s/ PricewaterhouseCoopers LLP

                                           Boston, Massachusetts
                                           March 27, 2007